EXHIBIT 4.2


    THIS  NOTE IS A GLOBAL SECURITY WITHIN THE  MEANING
OF   THE  INDENTURE  HEREINAFTER  REFERRED  TO  AND  IS
REGISTERED  IN THE NAME OF A DEPOSITARY (AS DEFINED  IN
THE  INDENTURE)  OR A NOMINEE THEREOF.   THIS  NOTE  IS
EXCHANGEABLE  FOR NOTES REGISTERED IN  THE  NAME  OF  A
PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN
THE  LIMITED  CIRCUMSTANCES DESCRIBED IN THE  INDENTURE
AND,  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE  OR  IN
PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE
TRANSFERRED  EXCEPT AS A WHOLE BY THE DEPOSITARY  TO  A
NOMINEE  OF  THE  DEPOSITARY OR BY  A  NOMINEE  OF  THE
DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF  THE
DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE  TO
A  SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH  SUCCESSOR
DEPOSITARY.

    UNLESS   THIS  CERTIFICATE  IS  PRESENTED   BY   AN
AUTHORIZED  REPRESENTATIVE  OF  THE  DEPOSITORY   TRUST
COMPANY  (55 WATER STREET, NEW YORK, NEW YORK)  TO  THE
ISSUER  OR  TO ITS AGENT FOR REGISTRATION OF  TRANSFER,
EXCHANGE  OR  PAYMENT,  AND ANY CERTIFICATE  ISSUED  IS
REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME
AS  REQUESTED  BY AN AUTHORIZED REPRESENTATIVE  OF  THE
DEPOSITORY  TRUST COMPANY AND ANY PAYMENT  IS  MADE  TO
CEDE  &  CO., ANY TRANSFER, PLEDGE OR OTHER USE  HEREOF
FOR  VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
SINCE  THE REGISTERED OWNER HEREOF, CEDE & CO., HAS  AN
INTEREST HEREIN.


                     PENTAIR, INC.

             _____% Senior Notes due ____

No. R-                             $ __________
                                   CUSIP NO.
                                   ____________

    Pentair, Inc., a corporation duly organized and existing under the laws of Minnesota (herein called the "company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________
Dollars ($_______) on _______, 20__, and to pay
interest thereon from ______________or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on _______ and ________ in each year, commencing
______________, at the rate of _____% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more
Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ or ____________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular
Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor
Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted
Interest to be fixed by the Trustee, notice whereof shall be given to holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

    Payment of the principal of (and premium, if any) and interest on this Note will be made to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Security for all purposes under the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

    The Notes of this series are subject to redemption prior to the Stated Maturity as described below.

    Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

    Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



    IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:



                                   PENTAIR, INC.


                                   By:
                                   Name:
                                    Title:



                                   Attest:
                                    Name:
                                    Title:


TRUSTEE'S CERTIFICATE OF
        AUTHENTICATION


This is one of the Securities of the
series designated therein and issued
pursuant to the within-mentioned
Indenture.

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee


By:
  Authorized Officer


                         Pentair, Inc.
                 ______% Senior Notes due _____


  This  Note  is  one  of  a duly authorized  issue  of
Securities of the Company (herein called the  "Notes"),
issued and to be issued in one or more series under  an
Indenture, dated as of June 1, 1999 (herein called  the
"Indenture"), between the Company and U.S.  Bank  Trust
National  Association, as Trustee  (herein  called  the
"Trustee",  which  term includes any successor  trustee
under  the  Indenture),  to  which  Indenture  and  all
indentures  supplemental thereto  reference  is  hereby
made   for  a  statement  of  the  respective   rights,
limitations of rights, duties and immunities thereunder
of  the  Company, the Trustee and the  Holders  of  the
Notes  and of the terms upon which the Notes  are,  and
are  to be, authenticated and delivered.  This Note  is
one   of  the  series  designated  above,  limited   in
aggregate  principal  amount to $___________.   By  the
terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

  This Note is redeemable, in whole or in part, at the Company's option, at any time at a redemption price equal to the greater of:

  C    100% of the principal amount of this Note; or

  C      as determined by a Quotation Agent (as defined
     below), the sum of the present values of the remaining scheduled payments of principal and interest hereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 25 basis points, plus, in each case, accrued interest hereon to the date of redemption.

  "Adjusted Treasury Rate" means, with respect  to  any
redemption  date,  the  rate per  annum  equal  to  the
semiannual   equivalent  yield  to  maturity   of   the
Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury
Price for such redemption date.

  "Comparable  Treasury Issue" means the United  States
Treasury security selected by a Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

  "Quotation   Agent"  means  the  Reference   Treasury
Dealer appointed by the Trustee after consultation with the Company.

  "Reference Treasury Dealer" means:

  C      Goldman,   Sachs  &  Co.  and  its  respective
     successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary
     Treasury Dealer; and

  C    any other Primary Treasury Dealer selected by the
     Trustee after consultation with the Company.

  "Comparable Treasury Price" means, with respect to any redemption date:

  C     the  average  of the Reference Treasury  Dealer
     Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer
     Quotations; or

  C     if  the  Trustee obtains fewer than three  such
     Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable
Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m.
on the third Business Day preceding such redemption date.

  Notice  of any redemption will be mailed at least  30
days  but  not more than 60 days before the  redemption
date to each Holder of the Notes to be redeemed at each
such   Holder's  address  appearing  on  the   Security
Register.

  Unless  the  Company  defaults  in  payment  of   the
redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

  In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor or an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, and, in the event of transfer or exchange, a new Note or Notes of this series and of like tenor and for a like aggregate principal amount will be issued to the Holder, in the case of exchange, or the designated transferee or transferees, in the case of transfer.

  This Note is not entitled to the benefit of any sinking fund.

  If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants with respect to this Note, in each case upon compliance with certain conditions set forth therein.

  The  Indenture  permits, with certain  exceptions  as
therein   provided,  the  amendment  thereof  and   the
modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

  No   reference  herein  to  the  Indenture   and   no
provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

  As  provided in the Indenture and subject to  certain
limitations  therein set forth, the  transfer  of  this
Note  is  registrable  in the Security  Register,  upon
surrender of this Note for registration of transfer  at
the  office or agency of the Company in any place where
the principal of (and premium, if any) and interest  on
this Note are payable, duly endorsed by, or accompanied
by   a   written   instrument  of  transfer   in   form
satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes of this series, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  The  Notes  of  this  series  are  issuable  only  in
registered  form  without coupons in  denominations  of
$1,000  and  any amount in excess thereof which  is  an
integral  multiple  of  $1,000.   As  provided  in  the
Indenture  and  subject to certain limitations  therein
set forth, Notes of this series are exchangeable for  a
like aggregate principal amount of Notes of this series
and   of   like   tenor   of  a  different   authorized
denomination, as requested by the Holder surrendering the same.

  No   service  charge  shall  be  made  for  any  such
registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior   to   due   presentment  of  this   Note   for
registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered in the Security Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  The Notes shall be governed by and construed in accordance with the laws of the State of New York.

  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                   ______________________



               _________________________________

                         ABBREVIATIONS

  The following abbreviations, when used in this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM  as tenants in common

  TEN ENT  as tenants by the entireties

  JT TEN as joint tenants with right of survivorship and not as tenants in common

  UNIF GIFT MIN
ACT _______________Custodian_______________

     (Cust)                                   (Minor)

                under Uniform Gift to Minors Act

                    _______________________
                            (State)

Additional abbreviations may be used though not in the above list.

               _________________________________



                      ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby
sell(s), assign(s) and transfer(s) unto _____
_______________________________________________________
___________


PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE ___________________



     (Name and address of assignee, including zip code, must be printed or typewritten)



the within Note, and all rights thereunder, hereby irrevocably constituting and appointing



Attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises


Dated     _______________







     SIGNATURE GUARANTEE: Signatures must be guaranteed by an "eligible institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer
Agent Medallion Program ("STAMP") or such other
"signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange
Act of 1934, as amended.